UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 14, 2025

Li-Cycle Holdings Corp.

(Exact name of registrant as specified in its charter)

Province of Ontario, Canada	001-40733	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

207 Queens Quay West, Suite 590, Toronto, ON M5J IA7, Canada

(Address of principal executive offices, including zip code)

(877) 542-9253

(Registrant’s telephone number, including area code)

Not Applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common shares, without par value	LICY	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On January 15, 2025, Li-Cycle Holdings Corp. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Aegis Capital Corp. (“Aegis” or the “Underwriter”), pursuant to which the Company agreed to offer and sell, in an underwritten public offering in the United States (the “Offering”), an aggregate of (i) 5,000,000 units (the “Units”), each consisting of (a) one common share, without par value, of the Company (each, a “Common Share”), (b) one eight-month warrant to purchase one Common Share (the “Series A Warrants”) and (c) one five-year warrant to purchase one Common Share (the “Series B Warrants”) and (ii) in lieu of Units, 10,000,000 pre-funded units (the “Pre-Funded Units”), each consisting of (a) one pre-funded warrant to purchase one Common Share (the “Pre-Funded Warrants” and, together with the Series A Warrants and the Series B Warrants, the “Warrants”), (b) one Series A Warrant and (c) one Series B Warrant.

The public offering price per Unit is $1.00 and the public offering price per Pre-Funded Unit is $0.99999, which is equal to the public offering price per Unit minus the exercise price of $0.00001 per Pre-Funded Warrant. The initial exercise price of each Series A Warrant is $1.00 per Common Share. The Series A Warrants will be immediately exercisable and will expire on the eight-month anniversary of the initial date of issuance of the Series A Warrants. The initial exercise price of each Series B Warrant is $1.00 per Common Share. The Series B Warrants will be immediately exercisable and will expire on the five-year anniversary of the initial date of issuance of the Series B Warrants.

Additionally, the Company granted Aegis a 45-day option to purchase up to 2,250,000 additional Common Shares (15.0% of the Common Shares included in the Units and the Pre-Funded Units sold in the Offering), at a price of $0.99998 per Common Share; and/or up to 2,250,000 additional Series A Warrants to purchase an aggregate of an additional 2,250,000 Common Shares (15.0% of the Series A Warrants included in the Units and Pre-Funded Units sold in the Offering) at a price of $0.00001 per Series A Warrant; and/or up to 2,250,000 additional Series B Warrants to purchase an aggregate of an additional 2,250,000 Common Shares (15.0% of the Series B Warrants included in the Units and Pre-Funded Units sold in the Offering) at a price of $0.00001 per Series B Warrant. The Underwriter may exercise this option with respect to the Common Shares only, Series A Warrants only, Series B Warrants only, or any combination thereof. On January 16, 2025, Aegis exercised its over-allotment option with respect to 2,250,000 Series A Warrants and 2,250,000 Series B Warrants.

The Offering was made pursuant to that certain Registration Statement on Form S-3 (File No. 333-278010), which was filed on March 15, 2024 and declared effective by the Securities and Exchange Commission (“SEC”) on March 29, 2024, including the prospectus contained therein and a prospectus supplement dated January 15, 2025, filed with the SEC on January 16, 2025.

In connection with the Offering, on January 14, 2025, the Company entered into a letter agreement with Glencore Canada Corporation (“Glencore”) (the “Glencore Consent and Waiver Agreement”), a related party of the Company and the holder of the senior secured convertible note dated as of March 25, 2024 issued by the Company (the “Glencore Senior Secured Convertible Note”), pursuant to which Glencore has, among other things, granted its consent to the issuance by the Company of the Warrants and agreed to waive any default or event of default under the Glencore Senior Secured Convertible Note which may occur as a result of the issuance of the Warrants and the Company’s compliance with the terms of the Warrants relating to (i) the participation by the holders of the Warrants in certain dividends and other distributions declared by the Company to the holders of the Common Shares (under the terms of the Warrants), and (ii) the payment of cash or non-cash consideration upon the repurchase or exercise of Warrants in connection with a Fundamental Transaction (as defined in the Warrants) so long as, to the extent any of the Glencore Notes (as defined below) are outstanding immediately prior to the occurrence of a Fundamental Transaction, the Company shall have complied with its obligations to redeem the Glencore Notes in accordance with their terms in connection with such Fundamental Transaction prior to the Company paying cash or non-cash consideration to the holders of the Warrants. In addition, the Company has agreed to amend the Glencore Senior Secured Convertible Note, the First A&R Note and the Second A&R Note (in each case as defined in the Glencore Senior Secured Glencore Note) and the form of warrants attached thereto (collectively, the “Glencore Notes”), to reflect any terms contained in the Warrants that are more favorable to the holders of the Warrants than those contained in the Glencore Notes, to the extent requested by Glencore. Such amendments to the Glencore Notes are required to be completed within ten (10) business days following the closing of the Offering (i.e., by January 31, 2025).

Continental Stock Transfer & Trust Company, LLC (“Continental”) is acting as warrant agent for the Warrants pursuant to the warrant agency agreement entered into on January 16, 2025, by and between the Company and Continental (the “Warrant Agreement”).

The closing of the Offering occurred on January 16, 2025. The Company received net proceeds of approximately $13.4 million from the Offering, after deducting the Offering expenses payable by the Company, including the Underwriter’s discounts and commissions. The Company intends to use the net proceeds from the Offering for working capital and general corporate purposes.

The foregoing description of the Underwriting Agreement, the Series A Warrants, the Series B Warrants, the Pre-Funded Warrants, the Glencore Consent and Waiver Agreement and the Warrant Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Underwriting Agreement, the Form of Series A Warrant, the Form of Series B Warrant, the Form of Pre-Funded Warrant, the Glencore Consent and Waiver Agreement and the Warrant Agreement, copies of which are filed as Exhibits 1.1, 4.1, 4.2, 4.3, 10.2 and 10.1, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

On the basis of 30,427,796 Common Shares outstanding as of December 31, 2024, immediately after the issuance of the Common Shares issued in connection with the Offering, the Company has 35,427,796 Common Shares issued and outstanding.

Item 8.01	Other Events.

On January 15, 2025, the Company issued a press release announcing the pricing of the Offering, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K and is hereby incorporated by reference herein. On January 16, 2025, the Company issued a press release announcing the closing of the Offering, a copy of which is attached as Exhibit 99.2 to this Current Report on Form 8-K and is hereby incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

1.1	Underwriting Agreement, dated January 15, 2025, by and between Li-Cycle Holdings Corp. and Aegis Capital Corp.

4.1	Form of Eight-Month Warrant.

4.2	Form of Five-Year Warrant.

4.3	Form of Pre-Funded Warrant.

5.1	Opinion of McCarthy Tétrault LLP.

5.2	Opinion of Freshfields US LLP.

10.1	Warrant Agency Agreement, dated January 16, 2025, by and between Li-Cycle Holdings Corp. and Continental Stock Transfer & Company, LLC.

10.2	Consent and Waiver Agreement in respect of Senior Secured Glencore Note, dated January 14, 2025, by and between Li-Cycle Holdings Corp. and Glencore Canada Corporation.

23.1	Consent of McCarthy Tétrault LLP (included in Exhibit 5.1).

23.2	Consent of Freshfields US LLP (included in Exhibit 5.2).

99.1	Press Release, dated January 15, 2025.

99.2	Press Release, dated January 16, 2025.

104	Cover Page Interactive Data File (embedded with the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

LI-CYCLE HOLDINGS CORP.

By:	/s/ Ajay Kochhar
Name:	Ajay Kochhar
Title:	President & CEO and Director

Date: January 16, 2025